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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement pertaining to the 1994 Stock Option Plan and the 1999 Employee Stock Purchase Plan of Laserscope of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Laserscope for the year ended December 31, 2000 and the two years in the period then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


San Jose, California
November 13, 2002